                                                                    Exhibit 10.4

                          LOAN MODIFICATION AGREEMENT

      THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is entered into as of March 27, 2003, by and between CALLIDUS SOFTWARE, INC. ("Borrower") whose address is 160 W. Santa Clara Street, Suite 1500, San Jose, California 95113 and SILICON VALLEY BANK ("Bank") whose address is 3003 Tasman Drive, Santa Clara, California 95054.

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated September 26, 2002, together with Schedule A thereto (the "Schedule"; as may be amended from time to time, the "Loan Agreement"). The Loan Agreement provides for, among other things, a committed line of credit in the original maximum principal amount of Four Million Dollars ($4,000,000) (the "Revolving Facility") and a Term Loan in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated September 26, 2002. Hereinafter, the above-described security documents, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.    DESCRIPTION OF CHANGE IN TERMS.

      A.    Modifications to Loan Agreement.

            1.    The following is added to the Loan Agreement immediately after
                  Section 1.1.2 of the Loan Agreement as Section 1.1.2A of the Loan Agreement:

                  1.1.2 TERM LOAN TWO.

                        (a) From March 27, 2003 until December 31, 2003 (the
                  "Term Loan Two Availability End Date"), Bank will make a term loan available to Borrower to purchase "Eligible Equipment". Each advance (a "Term Loan Two Advance") shall be payable in thirty six (36) equal installments of principal, plus accrued interest (each a "Term Loan Two Payment").

                  Each Term Loan Two Payment is payable on the first day of the first month after the date of the Term Loan Two Advance.

                        (b) The first Term Loan Two Advance may be used to
                  finance or refinance Eligible Equipment purchased on or after April 1, 2002, provided such Term Loan Two Advance is made on or before April __, 2003. Thereafter all Term Loan Two Advances shall be only used to finance the purchase of new Eligible Equipment. Term Loan Two Advances may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Transferable licenses, leasehold improvements, and other soft cost, including taxes, shipping, warranty charges, freight discounts and installation expenses may constitute up to forty percent (40%) of the aggregate amount of all Term Loan Two Advances. Each Term Loan Two Advance must be for a minimum of One Hundred Thousand Dollars ($100,000). The number of Equipment Advances is limited to seven (7).

            2.    The following definition is added to Section 8 of the Loan
                  Agreement:

                  "Eligible Equipment" means Equipment in which Bank has a valid first priority security interest and may include new or used computer, office, lab and test equipment, and furnishings.

      B.    Modifications to Schedule.

            1. CREDIT LIMIT. Section 1.1 of the Schedule is amended and restated in its entirety as follows:

                        CREDIT LIMIT (Section 1.1):

                        Silicon has agreed to provide three (3) credit facilities to the Borrower consisting of a term loan (the "Term Loan") a revolving loan (the "Loans" or the "Revolving Facility") and a second term loan ("Term Loan Two").

                        The Term Loan: The Term Loan is in the original amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000).

                        Term Loan Two: Term Loan Two shall be in the original principal amount not to exceed One Million Dollars ($1,000,000).

                        The Revolving Loan: In an amount not to exceed the lesser of: (i) Seven Million Dollars ($7,000,000) at any one time outstanding (the "Maximum Credit Limit"); or
                        (ii) Eighty Percent (80%) (the "Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 above), and at all times prior to the EBITDA Qualification Date, less the then outstanding principal balance of the Term Loan.

                        Silicon may, from time to time, modify the Advance Rate, in its good faith business judgment, upon notice to the Borrower, based on changes in collection experience with respect to Accounts or other issues or factors relating to the Accounts or other Collateral.

            2. INTEREST RATE. Section 1.2 of the Schedule is amended and restated in its entirety as follows:

                        INTEREST RATE (Section 1.2):

                              (a) Loans: Interest on the Loans shall accrue
                        interest at a rate equal to the higher of (i) the Prime Rate (as hereinafter defined) in effect from time to time, plus two percent (2.00%) per annum, or (ii) six and one quarter percent (6.25%) per annum.

                              (b) Term Loan: Interest on the Term Loan shall
                        accrue at a rate equal to the higher of (i) the Prime Rate in effect from time to time, plus two and one quarter of one percent (2.25%) per annum, or (ii) six and one half percent (6.50%) per annum.

                              (c) Term Loan Two: Interest on Term Loan Two shall
                        accrue at a rate equal to the higher of (i) the Prime Rate in effect from time to time, plus three and one half percent (3.50%) per annum, or (ii) seven and three quarters of one percent (7.75%) per annum.

                              (d) Interest shall be calculated on the basis of a
                        360-day year for the actual number of days elapsed. "Prime Rate" means the rate announced from time to time by Silicon as its "prime rate;" it is a base rate upon which other rates charged by Silicon are based, and it is not necessarily the best rate available at Silicon. The interest rate applicable to the Obligations shall change on each date there is a change in the Prime Rate.

            3. MATURITY DATES. Section 4 of the Schedule is amended and restated in its entirety as follows:

                  4. MATURITY DATES (Section 6.1):

                  (a) Line of Credit Maturity Date: March ___, 2004.
                  (b) Term Loan Maturity Date: September 1, 2005.
                  (c) Term Loan Two Maturity Date: December 31, 2006

            4. FINANCIAL COVENANTS. Section 5 of the Schedule is amended and restated in its entirety as follows:

                        5. FINANCIAL COVENANTS (Section 5.1):

                        Borrower shall comply with each of the following covenants. Compliance shall be determined as of the end of each month, except as otherwise specifically provided below:

                        MONTHLY CASH COLLECTIONS: Borrower shall maintain minimum cash collections of not less than the following amounts for the three (3) month period ending as of the following dates:

                           1.     February 28, 2003                  $6,000,000;
                           2.     March 31, 2003                     $6,500,000;
                           3.     April 30, 2003                     $7,000,000;
                           4.     May 31, 2003                       $7,000,000;
                           5.     June 30, 2003                      $7,000,000;
                           6.     July 31, 2003                      $7,500,000;
                           7.     August 31, 2003                    $8,000,000
                                  and as of the end of each month


                                  thereafter

                        QUARTERLY REVENUES: Borrower will maintain (the "Revenue Covenant") total aggregate quarterly revenues of not less than the following amounts as of the following quarterly periods:

                          1. Quarter ending March 31, 2003        $8,500,000;
                          2  Quarter ending June 30, 2003         $9,500,000;
                          3. Quarter ending September 30, 2003   $10,500,000;
                          4. Quarter ending December 31, 2003
                             and each quarter thereafter         $11,500,000.

                        MINIMUM BOOKINGS: Borrower will maintain license bookings of not less than the following amounts as of the following quarterly periods:

                           1. Quarter ending March 31, 2003       $4,000,000;
                           2 Quarter ending June 30, 2003         $4,750,000;
                           3. Quarter ending September 30, 2003   $5,500,000;
                           4. Quarter ending December 31, 2003
                                 and each quarter thereafter      $6,250,000.

            5. STREAMLINE PERIOD. Notwithstanding anything set forth in the Loan Agreement and the Schedule to the contrary, from and after the date hereof, the Streamline Period will automatically and without notice terminate and the standard terms and conditions as provided for in this Agreement will immediately take effect without any further action on the part of Silicon or Borrower upon the earliest to occur of: (a) the request by Borrower for a Loan under the Revolving Facility after the date hereof; (b) the occurrence of a Default or Event of Default; (c) a breach of Borrower's obligations under this Agreement; or (d) the date on which the Bank makes the first Term Loan Two Advance. In addition, the Streamline Period shall automatically terminate upon Borrower giving Bank the 30 Day Notice described in the Loan Agreement.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. In consideration of Bank's Agreement to increase the Revolving Facility and make Term Loan Two, Borrower shall pay to Bank a non refundable fee in the amount of Twenty Thousand Dollars ($20,000)

(the "Loan Fee"), plus all out-of-pocket expenses, including without limitation, the Bank's legal fees.

6. NO DEFENSES OF BORROWER. Borrower agrees that as of the date hereof, the outstanding principal balance of the Term Loan is One Million Two Hundred Thousand Forty Nine Thousand Nine Hundred Ninety Nine and 98/100 Dollars ($1,249,999.98) and that it has no defenses against the payment of any of the Obligations.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Agreement is conditioned upon the following:

            1.    Borrower's payment of the Loan Fee;

            2. Delivery of a Warrant to Purchase Stock in the form of Exhibit A, attached hereto.

9. RENEWAL. Bank agrees that in the event it provides Borrower with an opportunity to renew the Revolving Facility at maturity, among the options it will provide to the Borrower will be an option to renew the Revolving Facility without the requirement that Bank receive additional warrants. Nothing in this paragraph shall be construed or interpreted as a commitment to extend the Revolving Facility beyond the maturity date set forth herein.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

         This Agreement is executed as of the date first written above.


BORROWER:                          BANK:

CALLIDUS SOFTWARE, INC.            SILICON VALLEY BANK

By:  /s/ RON J. FIOR               By: /s/ Illegible
     ------------------                -----------------

Name:  Ron J. Fior                 Name:

Title:  VP/CFO                     Title:  SVP

                             COMPLIANCE CERTIFICATE

To:    Silicon Valley Bank
       3003 Tasman Drive
       Santa Clara, California 95054

From:  Callidus Software, Inc.
       160 W. Santa Clara Street, Suite 1500
       San Jose, California 95113

      The undersigned authorized Officer of Callidus Software, Inc. ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement, as modified from time to time, the Borrower is in complete compliance for the period ending ____________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles
(GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

      Please indicate compliance status by circling Yes/No under "Complies" column.

      REPORTING COVENANT             REQUIRED                     COMPLIES
      Financials & Comp. Cert.       Monthly w/in 30 days         YES/NO
      Receivable agings              Monthly w/in 15 days         YES/NO
      (invoice date)
      Reconciliations of             Monthly w/in 15 days         YES/NO
      A/R agings,
      Transactions                   Weekly                       YES/NO
      reports, GIL
      Payables agings                Monthly w/in 15 days         YES/NO
      Held Checks                                                 YES/NO
      If YES, Held Checks            Monthly w/in 15 days         YES/NO
      Register
      Audited Annual Financials      FYE w/in 120 days            YES/NO
      Annual Operating Budget        W/in 30 days prior to FYE    YES/NO

      During any Streamline Period, Borrower will provide:

      Receivable agings     Monthly w/in 15 days  YES/NO
      (invoice date)
      Transactions          Monthly w/in 15 days  YES/NO
      reports, GIL
      Payables agings       Monthly w/in 15 days  YES/NO

      FINANCIAL COVENANTS

      1.    Monthly Cash Collections

      PERIOD              REQUIRED       ACTUAL          COMPLIES
      ------              --------       ------          --------
      February 28, 2003   $6,000,000     ___________     YES/NO
      March 31, 2003      $6,500,000     ___________     YES/NO
      April 30, 2003      $7,000,000     ___________     YES/NO
      May 31, 2003        $7,500,000     ___________     YES/NO

      PERIOD              REQUIRED       ACTUAL          COMPLIES
      ------              --------       ------          --------
      June 30, 2003       $8,000,000     ___________     YES/NO
      And as of the end
      of each month
      thereafter

      2.    Quarterly Revenues

      PERIOD                 REQUIRED       ACTUAL          COMPLIES
      ------                 --------       ------          --------
      March 31, 2003         $8,500,000     $___________    YES/NO
      June 30, 2003          $9,500,000     $___________    YES/NO
      September 30, 2003     $10,500,000    $___________    YES/NO
      December 31, 2003      $11,500,000    $___________    YES/NO
      and as of the end
      of each quarter
      thereafter

      3.    Minimum Bookings:

      PERIOD                 REQUIRED       ACTUAL          COMPLIES
      ------                 --------       ------          --------
      March 31, 2003         $4,000,000     $___________    YES/NO
      June 30, 2003          $4,250,000     $___________    YES/NO
      September 30, 2003     $5,250,000     $___________    YES/NO
      December 31, 2003      $6,250,000     $___________    YES/NO
      and as of the end
      of each quarter
      thereafter

Terms are defined in the Schedule to the Loan Agreement, Section 5.1.

Comments regarding financial covenants:

Callidus Software, Inc.

By:
   _________________________________

Name:
     _______________________________

Title:
      ______________________________

Received:

By:
   _________________________________

Name:
     _______________________________

Title:
      ______________________________

                            WARRANT TO PURCHASE STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

                            WARRANT TO PURCHASE STOCK

Company:            CALLIDUS SOFTWARE, INC., a Delaware corporation

Number of Shares:   The amount of shares equal to $80,000 divided by the
                    Warrant Price.

Class of Stock:     Series H Preferred Stock; provided, however, that in the
                    event that the Company does not close on its Series H round of equity financing on or before the Expiration Date, this Warrant shall be for the Company's Series G Preferred Stock.

Warrant Price:      The lesser of (i) $1.00 or (ii) the price per share paid by the lead investor (as determined by the Holder) in the Company's Series H round of equity financing for the Company's Series H Preferred Stock.

Issue Date:         March 27, 2003

Expiration Date:    March 27, 2013



      THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the company (the "Company") at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

            1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other from of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

            1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.

            1.3 Fair Market Value. If the Company's common stock is traded in a public market and the shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the "price to public" per share price specified in the final prospectus relating to such offering). If the Company's common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company's common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company's initial public offering, the initial "price to public" per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company's common stock into which a Share is convertible. If the Company's common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

            1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, but in any event within ten (10) days of such exercise or conversion, and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

            1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall, at its expense, execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

            1.6   Treatment of Warrant Upon Acquisition of Company.

                  1.6.1 "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                  1.6.2 Treatment of Warrant at Acquisition.

                  (a) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition in which the sole consideration is cash, either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

                  (b) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an "arms length" sale of all or substantially all of the Company's assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a "True Asset Sale"), either (a) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

                  (c) Upon the closing of any Acquisition other than those particularly described in subsections (A) and (B) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein "Affiliate" shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person's or entity's officers, directors, joint venturers or partners, as applicable.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

            2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the Shares payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the Shares by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of stock into which the Shares are convertible, the number of shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

            2.2 Reclassification, Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles or Certificate (as applicable) of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

            2.3 Adjustments for Diluting Issuances. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Company's Articles or Certificate of Incorporation as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Shares in the Company's Articles or Certificate (as applicable) of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived, without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

            2.4 No Impairment. The Company shall not, by amendment of its Articles or Certificate (as applicable) of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

            2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

            2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company's expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

            3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

                  (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than (i) the price per share at which the Shares were last issued in an arms-length transaction in which at least $500,000 of the Shares were sold and (ii) the fair market value of the Shares as of the date of this Warrant.

                  (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (c) The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of Shares of authorized but unissued stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant.

                  (d) The Capitalization Table previously provided to Holder remains true and complete as of the Issue Date.

            3.2   Notice of Certain Events, If the Company proposes at any time
(a) to declare any dividend or distribution upon any of its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for sale additional shares of any class or series of the Company's stock; (c) to effect any reclassification or recapitalization of any of its stock; (d) to merge or consolidate with or into any other corporation, or sell, tease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

            3.3 Registration Under Securities Act of 1933, as amended. The Company agrees that the Shares or, if the Shares are convertible into common stock of the Company, such common stock, shall have certain incidental, or "Piggyback," registration rights pursuant to and as set forth in the Company's Investor Rights Agreement or similar agreement. The provisions set forth in the Company's Investors' Right Agreement or similar agreement relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the same series and class as the Shares granted to the Holder.

            3.4 No Shareholder Rights. Except as provided in this Warrant, the Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.

            3.5   REPRESENTATIONS, WARRANTIES OF THE

HOLDER. The Holder represents and warrants to the Company as follows:

            3.6 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by the Holder will be acquired for investment for the Holder's account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that the Holder has not been formed for the specific purpose of acquiring this Warrant or the Shares.

            3.7 Disclosure of Information. The Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. The Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Holder or to which the Holder has access.

            3.8 Investment Experience. The Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. The Holder has experience as an investor in securities of companies in the development stage and acknowledges that the Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Holder to be aware of the character, business acumen and financial circumstances of such persons.

            3.9 Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

            3.10 The Act. The Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered un the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. The Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the 1933 Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

ARTICLE 4. MISCELLANEOUS.

            4.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

            4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

            THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

            4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares (Holder's parent company) or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale. At the written request of the Holder, who proposes to sell Stock issuable upon the exercise of the Warrant in compliance with Rule 144, within ten (10) days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time. In addition, the Company agrees to provide the Holder within ten (10) days of written request such additional documents as the Holder may require in order to exercise its rights under this Warrant and transfer the Shares issued hereunder and carry out the intent of this Warrant, including, without limitation, an opinion of counsel for the benefit of the Holder or any underwriter or broker.

            4.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Silicon Valley Bancshares, Holder's parent company, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Article 5.3 and upon providing Company with written notice, Silicon Valley Bancshares and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Silicon Valley Bancshares or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

            4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may (or on the first business day after transmission by facsimile) be, in writing by the Company or such holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Article 5.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

                  Silicon Valley Bancshares
                  Attn:   Treasury Department
                  3003 Tasman Drive, HA 200
                  Santa Clara, CA 95054
                  Telephone:   408-654-7400
                  Facsimile:   408-496-2405

      Notice to the Company shall be addressed as follows until the Holder receives notice of a change in address:

                  Callidus Software, Inc.
                  Attn:_______________________
                  160 W. Santa Clara St., Suite 1500
                  San Jose, California 95113
                  Telephone:_________________
                  Facsimile:__________________


            4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            4.7 Attorney's Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

            4.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

            4.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

            4.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.



"COMPANY"

CALLIDUS SOFTWARE, INC.

By:  /s/ RON J. FIOR                    By:
     ---------------                        ---------------------
        Name:  Ron J. Fior                     Name:
        Title:  VP/CFO                         Title:


"HOLDER"

SILICON VALLEY BANK

By:  /s/ Illegible
     -------------
        Name:
        Title:

                                   APPENDIX 1


                               NOTICE OF EXERCISE

      1. Holder elects to purchase ____________ shares of the Series ______ Preferred Stock of Callidus Software, Inc. pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

            [or]

      1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised for ______________________ of the Shares covered by the Warrant.

            [Strike paragraph that does not apply.]

      2. Please issue a certificate or certificates representing the shares in the name specified below:



                        -----------------------------------
                                Holders Name


                        -----------------------------------

                        -----------------------------------
                                (Address)

      3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 of the Warrant as the date hereof.


                                    HOLDER:

                                    -----------------------

                                    By:
                                       --------------------
                                      Name:
                                      Title:

                                    (Date):

                                   APPENDIX 2

                                   ASSIGNMENT

      FOR VALUE RECEIVED, SILICON VALLEY BANK HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

            NAME:            SILICON VALLEY BANCSHARES
            ADDRESS:         3003 TASMAN DRIVE (HA-200)
                             SANTA CLARA, CA 95054

            TAX ID:          91-1962278

      THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY CALLIDUS SOFTWARE, INC. (THE "COMPANY"), ON MARCH ___, 2003 (THE "WARRANT") TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST THEREIN.

                                          SILICON VALLEY BANK


                                          By:
                                             ------------------------------
                                                Name:
                                                Title:

Date: [insert Issue Date]
                         -----------------

By its execution below, and for the benefit of the Company, Silicon Valley Bancshares makes each of the representations and warranties set forth in Article 4 of the Warrant as of the date hereof.

                                          SILICON VALLEY BANCSHARES

                                          By:
                                             ------------------------------
                                                Name:
                                                Title: